UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 19, 2006

Date of report (date of earliest event reported)

COST-U-LESS, INC.

(Exact name of registrant as specified in its charter)

Washington	0-24543	91-1615590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3633 136th Place SE, Suite 110

Bellevue, Washington 98006

(Address of principal executive offices)(Zip code)

(425) 945-0213

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Cayman Islands Land Lease

On April 19, 2006, Cayman Cost-U-Less Limited, a Cayman Islands company majority owned and controlled by our wholly-owned Cayman Islands subsidiary, entered into a long-term lease with the developer of Governor’s Square in Grand Cayman, Governor’s Square Limited, to lease land on which to construct and operate a store under the Cost-U-Less name. Governor’s Square Limited is an entity affiliated with Robert Bodden, a minority owner of Cayman Cost-U-Less.

Under the terms of the lease, Cayman Cost-U-Less has the right to construct a retail and wholesale store of approximately 41,000 square feet on the leased premises. The lease term commenced immediately and is for a term of 20 years, and Cayman Cost-U-Less has two consecutive five-year extension rights. The initial base rent is $15,000 per month.

As previously announced, we have been granted approval from the Cayman Islands Trade and Business Licensing Board to operate a retail and wholesale business through a majority owned subsidiary organized in the Cayman Islands. The signing of a lease is one in a number of steps that we must undertake before a store operating under the Cost-U-Less name can be opened in the Cayman Islands. Although there are still a number of steps that have to be taken before the store can be opened, we expect to open the store during the first half of 2007.

The press release announcing the lease is attached hereto as Exhibit 99.1.

Amendment to Credit and Security Agreement

On April 20, 2006, we entered into the fifth amendment to our credit and security agreement relating to our current line of credit with Wells Fargo Business Credit, Inc. The amendment updates specific financial covenants contained in the credit agreement, including minimum book net worth, minimum net income and capital expenditures.

The foregoing summary of the agreement is qualified in its entirety by reference to the complete text of the amendment, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.
Exhibit No.	Description
10.1	Fifth Amendment to Credit and Security Agreement by and between Cost-U-Less, Inc., CULGUAM, Inc., CULNEV, Inc., CULUSVI, Inc., and Wells Fargo Business Credit, Inc.
99.1	Press release of Cost-U-Less, Inc., dated April 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cost-U-Less, Inc.

Dated:	April 25, 2006	By:	/s/ Martin P. Moore

Name:	Martin P. Moore
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fifth Amendment to Credit and Security Agreement by and between Cost-U-Less, Inc., CULGUAM, Inc., CULNEV, Inc., CULUSVI, Inc., and Wells Fargo Business Credit, Inc.
99.1	Press release of Cost-U-Less, Inc., dated April 25, 2006